EX-99.B11(c)
                                Law Offices

                    Stradley, Ronon, Stevens & Young, LLP
                          2600 One Commerce Square
                    Philadelphia, Pennsylvania 19103-7098
                                (215) 564-8000




October 19, 1998


FILED VIA EDGAR
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Attn: Filing Desk

Re:  Babson-Stewart Ivory International Fund, Inc.
     File Nos. 33-17762; 811-5386
     Post-Effective Amendment No. 15; Amendment No. 16
     CIK No. 823338

Dear Sir or Madam:

Included for filing via EDGAR is Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A for Babson-Stewart Ivory International Fund, Inc. This post-effective amendment is being filed under Rule 485(b) for the purpose of bring the Financial Statements and other information up-to-date, and in conjunction therewith, making other appropriate non-material changes.
No material event requiring disclosure in the Prospectus has occurred since the effective date of the most recent Post-Effective Amendment. The amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b). Questions related to this filing should be directed to me at the number above.

Very truly yours,
/s/Michael P. O'Hare
Michael P. O'Hare